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                                                                    EXHIBIT 4.29

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                             THE LOEWEN GROUP INC.
                                      and
                       LOEWEN GROUP INTERNATIONAL, INC.



                        ------------------------------

                               SECOND AMENDMENT
                       Dated for reference May 15, 1996

                                      to

                                NOTE AGREEMENTS
                      Dated for reference October 1, 1991

                        ------------------------------



           Re:  U.S. $100,000,000 9.70% Senior Guaranteed Notes,
                        Series A, Due November 1, 1998,
                U.S. $50,000,000 9.93% Senior Guaranteed Notes,
                        Series B, Due November 1, 2001,
                                      and
                U.S. $25,000,000 9.70% Senior Guaranteed Notes,
                        Series C, Due November 1, 1998



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                      SECOND AMENDMENT TO NOTE AGREEMENTS

     THIS SECOND AMENDMENT, dated for reference May 15, 1996 (the or this "Second Amendment"), to the Note Agreements, each dated for reference October 1, 1991, is among The Loewen Group Inc., a corporation incorporated under the laws of the Province of British Columbia ("TLGI"), Loewen Group International, Inc., a Delaware corporation ("LGII"), and each of the institutions which is a signatory to this Second Amendment (collectively, the "Noteholders").

                                   RECITALS:

     A. TLGI, LGII and each of the Noteholders are parties to the separate and several Note Agreements, each dated for reference October 1, 1991, as amended by the First Amendment to Series A, B and C Note Agreement, dated as of June 10, 1994 (collectively, the "Note Agreements"). LGII heretofore issued (i) the U.S. $100,000,000 9.70% Senior Guaranteed Notes, Series A, Due November 1, 1998 (the "Series A Notes") and (ii) the U.S. $50,000,000 9.93% Senior Guaranteed Notes, Series B, Due November 1, 2001 (the "Series B Notes") and TLGI heretofore issued the U.S. $25,000,000 9.70% Senior Guaranteed Notes, Series C, Due November 1, 1998 (the "Series C Notes", said Series C Notes together with the Series A Notes and the Series B Notes are hereinafter referred to collectively as the "Notes"), pursuant to the Note Agreements. The Noteholders are the holders of _____% of the outstanding principal amount of the Notes.

     B. TLGI, LGII and the Noteholders now desire to amend the Note Agreements in the respects, but only in the respects, hereinafter set forth.

     C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreements unless herein defined or the context shall otherwise require.

     D. All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

     NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in (S)3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, TLGI, LGII and the Noteholders do hereby agree as follows:

SECTION 1.  AMENDMENTS.

          1.1 Section 5.6 of the Note Agreements shall be and is hereby amended in its entirety to read as follows:

     "5.6. Consolidated Net Worth. TLGI will (a) at all times during any period on or before December 31, 1995, keep and maintain Consolidated Net Worth at an
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     amount not less than Can. $150,000,000 and (b) at all times during any period after December 31, 1995, keep and maintain Consolidated Net Worth at an amount not less than the sum of (i) U.S. $450,000,000 plus (ii) 50% of Consolidated Net Income for any fiscal quarter ending after December 31, 1995 (but only to the extent that, in the case of any such fiscal quarter, Consolidated Net Income for such fiscal quarter is at least $1.00), determined on a cumulative basis."

          1.2 Section 5.8 of the Note Agreements shall be and is hereby amended by adding the following new subsection (d):

     "(d) TLGI and LGII will not permit any Indebtedness to constitute Class A Secured Indebtedness or Class B Secured Indebtedness under the Collateral Trust Agreement other than (1) such Indebtedness which is initial Class A Secured Indebtedness or initial Class B Secured Indebtedness described on
     Schedule 1 to the Collateral Trust Agreement as of May 30, 1996 and (2) such other Indebtedness which, at the time of designation pursuant to
     Section 2.5 of the Collateral Trust Agreement, has a weighted average life to maturity less than or equal to 150% and greater than or equal to 50% of the then weighted average life to maturity of (x) the existing Class A Secured Indebtedness in the case of new Class A Secured Indebtedness or (y) the existing Class B Secured Indebtedness in the case of new Class B Secured Indebtedness."

          1.3 Clause (e) of Section 5.9 of the Note Agreements shall be and is hereby amended by deleting the words "including without limitation the Lien of the Trust Deed" and inserting the following phrase in lieu thereof:

     "and Liens (1) created pursuant to the Collateral Trust Agreement to secure Indebtedness existing on the date of the Collateral Trust Agreement and (2) created or incurred after the date of the Collateral Trust Agreement to secure Indebtedness of TLGI or LGII which is equally and ratably secured with the Notes and is incurred or assumed in connection with the acquisition or construction of property or assets useful and intended to be used in carrying on the business of TLGI or a Restricted Subsidiary (including without limitation LGII)".

          1.4 Sections 5.18(a), (b), (c) and (d) of the Note Agreements shall be and are hereby each amended by inserting the phrase "(together with the related consolidating financial statements, in reasonable detail)" after the phrase "all in reasonable detail" in each such section.

          1.5    The following shall be added as a new Section 7.4 of the Note
Agreements:

     "7.4. Release of Barbco Guaranty and Neweol Guaranty. As to each Noteholder and in respect of all obligations and other matters guaranteed thereby, the Barbco Guaranty and the Neweol Guaranty shall thereupon be automatically, forever and irrevocably, released and terminated upon the release and termination of all other guarantees by Barbco and Neweol with respect to any liabilities of TLGI or LGII

                                      -2-
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     arising under any Indebtedness of TLGI or LGII. TLGI and LGII shall confirm such release and termination by delivery to each Noteholder of a certification as to the satisfaction of the condition set forth in the preceding sentence. At all times after the effectiveness of such release and termination, TLGI and LGII shall not permit Barbco or Neweol to guaranty any Indebtedness including, without limitation, secured by the Collateral Trust Agreement (other than Class D Secured Indebtedness), unless simultaneously with the entering into of any such guaranty, Barbco and/or Neweol, as appropriate, TLGI and LGII shall execute and deliver to the Noteholders a guaranty in substantially the same form as the Barbco Guaranty or the Neweol Guaranty, as the case may be, with respect to TLGI's and LGII's obligations under this Note Agreement and the Notes and the Noteholders shall have received all such certificates, opinions and showings reasonably requested by the Noteholders in connection with the delivery of such guaranty."

          1.6    The following shall be added as a new Section 7.5 of the Note
Agreements:

     "7.5. Release of Trust Agreement Collateral. TLGI and LGII will not permit any release of the liens created or incurred from time to time pursuant to the Collateral Trust Agreement unless all of the following conditions are met:

     (a) after giving effect to such release, no Default or Event of Default would exist;

     (b)  the Consolidated Net Worth of TLGI is at least U.S. $500,000,000; and

     (c) the senior Indebtedness of TLGI or LGII are assigned a rating of Baa2 by Moody's Investors Services, or its successors, or BBB by Standard & Poor's Corporation or its successors."

          1.7    The following shall be added as a new Section 7.6 of the Note
Agreements:

     "7.6. Ownership of LFW. TLGI will at all times own, directly or indirectly, not less than 100% of the Voting Stock of Loewen Finance (Wyoming) Limited Liability Company ("LFW") free and clear of all Liens, except that such stock may be pledged on May 30, 1996, pursuant to and in accordance with the terms of the Collateral Trust Agreement."

          1.8 Section 8.1 of the Note Agreements shall be and is hereby amended by deleting the definition of "Subsidiary" and replacing it with the following definition:

          "The term "subsidiary" shall mean as to any particular parent Person
          (a) any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent Person or (b) a partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interest having


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     ordinary voting power of which, or more than 50% of the economic benefits associated with all outstanding ownership interests of which, shall at the time be so owned or controlled by such parent Person and which is consolidated with such parent Person under GAAP. The term "Subsidiary" shall mean a subsidiary of TLGI."

     1.9 The following shall be added as new definitions, in alphabetical order, to Section 8.1 of the Note Agreements:

          "Class A Secured Indebtedness" shall have the meaning assigned thereto in the Collateral Trust Agreement.

          "Class B Secured Indebtedness" shall have the meaning assigned thereto in the Collateral Trust Agreement.

          "Class D Secured Indebtedness" shall have the meaning assigned thereto in the Collateral Trust Agreement.

          "Collateral Trust Agreement" shall mean that certain Collateral Trust Agreement dated as of May 15, 1996 among TLGI, LGII, certain pledgors referred to therein and Bankers Trust Company, as amended or supplemented from time to time."

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          To induce the Noteholders to execute and deliver this Second Amendment (which representations and warranties shall survive the execution and delivery of this Second Amendment), each of TLGI and LGII represents and warrants to the Noteholders that:

          (a) this Second Amendment has been duly authorized, executed and delivered by it and this Second Amendment constitutes the legal, valid and binding obligation, contract and agreement of TLGI or LGII, as the case may be, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principals relating to or limiting creditors' rights generally;

          (b) the Note Agreements, as amended by this Second Amendment, constitute the legal, valid and binding obligations, contracts and agreements of TLGI or LGII, as the case may be, enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principals relating to or limiting creditors' rights generally;

          (c) the execution, delivery and performance by TLGI or LGII, as the case may be, of this Second Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent







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     or approval of any governmental or regulatory body or agency, and (iii)
     will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, (w) the Credit Agreement, dated as of May 15, 1996, among TLGI, LGII, the financial institutions listed on the signature pages thereto, Goldman, Sachs & Co. and Bank of Montreal, as Agent, (x) the 1994 MEIP Credit Agreement, dated as of June 14, 1994, among TLGI, Loewen Management Investment Corporation in its capacity as agent for LGII, the financial institutions listed on the signature pages thereto and Wachovia Bank of Georgia, N.A., as Agent, (y) the Operating Credit Agreement, dated for reference August 15, 1994, among TLGI, LGII and Royal Bank of Canada and (z) the Credit Agreement, dated as of January 12, 1995, among TLGI, LGII, Dresdner Bank Canada and, by a transfer certificate dated January 12, 1995, ABN AMRO Bank Canada, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this section 2.1(c);

          (d) as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing; and

          (e) all the representations and warranties contained in Article VI of the Collateral Trust Agreement or delivered with respect to the Collateral Trust Agreement are true and correct in all material respects.

SECTION 3.  CONDITIONS TO EFFECTIVENESS OF THIS SECOND AMENDMENT.

          3.1. This Second Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

          (a) executed counterparts of this Second Amendment, duly executed by TLGI, LGII and the holders of at least 66-2/3% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

          (b) executed counterparts of the Collateral Trust Agreement, dated as of May 15, 1996, among TLGI, LGII, the subsidiaries listed on Schedule 2 thereto and Bankers Trust Company, as Trustee, duly executed by all parties thereto, shall have been delivered to the Noteholders;

          (c) the Noteholders shall have received (i) a copy of the resolutions of the Board of Directors of each of TLGI and LGII authorizing the execution, delivery and performance by TLGI or LGII, as the case may be, of this Second Amendment, certified by its respective Secretary or Assistant Secretary, and (ii) a copy of the resolutions of the Board of Directors of each TLGI and LGII authorizing




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     execution, delivery and performance by TLGI or LGII, as the case may be, of the Collateral Trust Agreement;

          (d)  the representations and warranties of TLGI and LGII set forth in
     (S) 2 hereof are true and correct on and with respect to the date hereof;
     and

          (e) the Noteholders shall have received the favorable opinion of Russell & DuMoulin and Thelen, Marrin, Johnson & Bridges, counsel to TLGI and LGII as to the matters set forth in (S)(S) 2(a), 2(b) and 2(c) hereof, which opinion shall be in form and substance satisfactory to the Noteholders.

Upon receipt of all of the foregoing, this Second Amendment shall become effective.

SECTION 4.  PAYMENT OF NOTEHOLDERS' COUNSEL FEES AND EXPENSES.

     4.1 TLGI and LGII agree to pay upon demand, the reasonable fees and expenses of Chapmen and Cutler, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Second Amendment and the Collateral Trust Agreement.

SECTION 5.   MISCELLANEOUS.

     5.1 This Second Amendment shall be construed in connection with and as part of each of the Note Agreements, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Note Agreements and the Notes are hereby ratified and shall be and remain in full force and effect.

     5.2 Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Agreements without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

     5.3 The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     5.4 This Second Amendment shall be governed by and construed in accordance with New York law.








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          5.5.  The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

                                         THE LOEWEN GROUP INC.



                                         By_________________________
                                          Its_______________________


                                         LOEWEN GROUP INTERNATIONAL, INC.



                                         By_________________________
                                          Its_______________________